Exhibit 99
NextEra Energy Partners, LP
Media Line: 561-694-4442
Jan. 26, 2021

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports fourth-quarter and full-year 2020 financial results
•Grows distributions approximately 15% year-over-year
•Achieves cash available for distribution growth of 40% versus 2019
•Completes previously announced acquisition of a 40% interest in an approximately 1-gigawatt renewables portfolio and 100% interest in a 100-megawatt solar-plus-storage project
•Significantly strengthens partnership's balance sheet, further supporting the partnership's long-term growth

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported fourth-quarter 2020 net income attributable to NextEra Energy Partners of $64 million. NextEra Energy Partners also reported fourth-quarter 2020 adjusted EBITDA of $308 million and cash available for distribution (CAFD) was $106 million.

For the full year 2020, NextEra Energy Partners reported a net loss attributable to NextEra Energy Partners of $55 million. NextEra Energy Partners also reported full-year 2020 adjusted EBITDA of $1.3 billion and CAFD of $570 million.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

"NextEra Energy Partners had a terrific year of execution in 2020 and continued to deliver on its commitments," said Jim Robo, chairman and chief executive officer. "For 2020, NextEra Energy Partners grew limited partner unitholder distributions by 15% year-over-year and delivered a 40% year-over-year CAFD growth, highlighting the strength and diversity of its long-term contracted clean energy portfolio. NextEra Energy Partners delivered an attractive total unitholder return of approximately 32% in 2020, further advancing its history of value creation since its initial public offering in 2014. We successfully continued to diversify our clean energy portfolio last year, acquiring interests in a 1,100-megawatt portfolio of high-quality renewable energy assets, including the partnership's first battery storage project, from NextEra Energy Resources. Also during 2020, NextEra Energy Partners successfully completed its first three organic growth investments ahead of schedule and on budget. With significant expected long-term renewables growth, combined with the strength of the partnership's existing portfolio and continued access to approximately $2.4 billion in available financing capacity under the corporate revolving credit facility and commitments from investors in potential convertible equity portfolio financing arrangements, we continue to believe NextEra Energy Partners remains uniquely positioned to take advantage of the disruptive factors reshaping the energy industry. We believe NextEra Energy Partners offers a compelling investor value proposition, and we look forward to delivering on that potential over the coming years."

Closed acquisition of interests in a 1,100-MW portfolio of long-term contracted renewables projects and new convertible equity portfolio financing
During the fourth quarter of 2020, NextEra Energy Partners completed the acquisition of a 40% interest in an approximately 1,000-megawatt (MW) renewables portfolio and a 100% interest in an approximately 100-MW solar-plus-storage project from a subsidiary of NextEra Energy Resources, LLC. As part of this transaction, NextEra Energy Partners entered into an approximately $1.1 billion convertible equity portfolio financing, which includes the acquired assets plus four existing NextEra Energy Partners' wind and solar projects. In conjunction with closing on the acquisition from NextEra Energy Resources, NextEra Energy Partners drew approximately $750 million of the $1.1 billion convertible equity portfolio financing. A second draw of approximately $350 million is expected to occur in 2021, with proceeds available for future growth and general corporate purposes.

Completed organic growth investments
NextEra Energy Partners has successfully completed its first three organic growth investments ahead of schedule and on budget. The repowering of the 175-MW Northern Colorado and 100-MW Baldwin wind projects were placed in service during 2020. In addition, the backup compression capacity on the Texas Pipelines reached commercial operation during the year.

Convertible notes issuance
In December 2020, NextEra Energy Partners issued $600 million of 0% convertible senior notes due in 2025. In connection with this offering, NextEra Energy Partners entered into a capped call transaction that provides economic and dilution protection up to a 90% premium to the Nov. 30, 2020, closing price. NextEra Energy Partners used the net proceeds from this offering to redeem a portion of NextEra Energy Operating Partners' outstanding 4.25% senior notes due 2024, as well as to pay the initial cost of the capped call transaction.

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.6150 per common unit (corresponding to an annualized rate of $2.46 per common unit) to the unitholders of NextEra Energy Partners. With the declaration, the distribution has grown approximately 15% on an annualized basis versus the fourth quarter of 2019. The distribution will be payable on Feb. 12, 2021, to unitholders of record as of Feb. 5, 2021.

Outlook
The NextEra Energy Partners portfolio ended the year with adjusted EBITDA and CAFD run rates in line with the previously announced expectations for Dec. 31, 2020, of $1.3 billion to $1.48 billion and $560 million to $640 million, respectively, reflecting calendar year 2021 expectations for the actual portfolio at year-end 2020.

For year-end 2021, NextEra Energy Partners' run-rate expectations for adjusted EBITDA and CAFD remain unchanged. NextEra Energy Partners' expectations for a Dec. 31, 2021, run rate for adjusted EBITDA is expected to be in a range $1.44 billion to $1.62 billion and CAFD is expected to be in a range of $600 million to $680 million, reflecting calendar year 2022 expectations for the portfolio at year-end 2021.

From an updated base of its fourth-quarter 2020 distribution per common unit at an annualized rate of $2.46 per common unit, NextEra Energy Partners continues to expect 12% to 15% per year growth in limited partner distributions as being a reasonable range of expectations through at least 2024, subject to the usual caveats. NextEra Energy Partners expects the annualized rate of the fourth-quarter 2021 distribution, which is payable in February 2022, to be in a range of $2.76 to $2.83 per common unit.

These expectations include the impact of incentive distribution rights fees, as these fees are treated as an operating expense.

Adjusted EBITDA, CAFD, limited partner distribution and other expectations assume, among other things, normal weather and operating conditions; public policy support for wind and solar development and construction; market demand and transmission expansion support for wind and solar development; market demand for pipeline capacity; and access to capital at reasonable cost and terms. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to GAAP net income because NextEra Energy Partners' GAAP net income includes unrealized mark-to-market gains and losses related to derivative transactions, which cannot be determined at this time.

As previously announced, NextEra Energy Partners' fourth-quarter and full-year 2020 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be fourth-quarter and full- year 2020 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/FinancialResults. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners acquires, manages and owns contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in geographically diverse wind and solar projects in the U.S. as well as natural gas infrastructure assets in Texas and Pennsylvania. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, cash available for distributions (CAFD) and unit distribution expectations, as well as statements concerning NEP's future operating performance and financing needs. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP's ability to make cash distributions to its unitholders is affected by wind and solar conditions at its renewable energy projects; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; Operation and maintenance of renewable energy projects involve significant risks that could result in unplanned power outages, reduced output, personal injury or loss of life; Natural gas gathering and transmission activities involve numerous risks that may result in accidents or otherwise affect NEP’s pipeline operations; NEP depends on certain of the renewable energy projects and pipelines in its portfolio for a substantial portion of its anticipated cash flows; NEP is pursuing the expansion of natural gas pipelines and the repowering of wind projects that will require up-front capital expenditures and expose NEP to project development risks; Terrorist acts, cyberattacks or other similar events could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; The ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not insure against all potential risks and it may become subject to higher insurance premiums; Warranties provided by the suppliers of equipment for NEP's projects may be limited by the ability of a supplier to satisfy its warranty obligations, or by the terms of the warranty, so the warranties may be insufficient to compensate NEP for its losses; Supplier concentration at certain of NEP's projects may expose it to significant credit or performance risks; NEP relies on interconnection, transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from its pipelines. If these facilities become unavailable, NEP's projects and pipelines may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP’s cost of operations and affect or limit its business plans; NEP's renewable energy projects or pipelines may be adversely affected by legislative changes or a failure to comply with applicable energy and pipeline regulations; Petroleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the Texas pipeline entities' ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and Mexico; NEP is subject to risks associated with its ownership or acquisition of projects or pipelines that are under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA), natural gas transportation agreements or other customer contracts at favorable rates or on a long-term basis; If the energy production by or availability of NEP's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; Lower prices for other fuel sources may reduce the demand for wind and solar energy; Reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect NEP’s pipeline operations and cash flows; Government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; Acquisitions of existing clean energy projects involve numerous risks; Renewable energy procurement is subject to U.S. state regulations, with relatively irregular, infrequent and often competitive procurement windows; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers, pension funds and private equity funds for opportunities in North America; The natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions; Restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries’ cash distributions to NEP under the terms of their indebtedness or other financing agreements; NEP's subsidiaries’ substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; NEP is exposed to risks inherent in its use of interest rate swaps; NEE has influence over NEP; Under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) or one of its affiliates is permitted to borrow funds received by NEP's subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NextEra Energy Operating Partners’ (NEP OpCo) . NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEP may not be able to consummate future acquisitions; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) under certain specified conditions; If the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE’s potential liability, and NEP has agreed to indemnify

NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; Holders of NEP’s units may be subject to voting restrictions; NEP’s partnership agreement replaces the fiduciary duties that NEP GP and NEP’s directors and officers might have to holders of its common units with contractual standards governing their duties; NEP’s partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP’s directors or NEP GP that might otherwise constitute breaches of fiduciary duties; Certain of NEP’s actions require the consent of NEP GP; Holders of NEP's common units and preferred units currently cannot remove NEP GP without NEE’s consent; NEE’s interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; The IDR fee may be assigned to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions from NEP OpCo and from NEP to NEP's unitholders, and there are no limits on the amount that NEP OpCo may be required to pay; Discretion in establishing cash reserves by NEP OpCo GP may reduce the amount of cash distributions to unitholders; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP's business; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; The liability of holders of NEP's units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; Provisions in NEP’s partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable, which could decrease the value of NEP's common units, and could make it more difficult for NEP unitholders to change the board of directors; The New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; The issuance of preferred units or other securities convertible into common units may affect the market price for NEP’s common units, will dilute common unitholders’ ownership in NEP and may decrease the amount of cash available for distribution for each common unit; The preferred units have rights, preferences and privileges that are not held by, and will be preferential to the rights of, holders of the common units; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; A valuation allowance may be required for NEP's deferred tax assets; Distributions to unitholders may be taxable as dividends; and, The coronavirus pandemic may have a material adverse impact on NEP's business, financial condition, liquidity, results of operations and ability to make cash distributions to its unitholders. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2019 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended December 31,
	2020	2019
OPERATING REVENUES
Renewable energy sales	$156	$151
Texas pipelines service revenues	56	55
Total operating revenues	212	206
OPERATING EXPENSES
Operations and maintenance	90	89
Depreciation and amortization	71	67
Taxes other than income taxes and other	5	7
Total operating expenses - net	166	163
OPERATING INCOME	46	43
OTHER INCOME
Interest expense	111	33
Equity in earnings of equity method investees	18	9
Equity in earnings of non-economic ownership interests	4	6
Other - net	1	1
Total other income - net	134	49
INCOME BEFORE INCOME TAXES	180	92
INCOME TAX EXPENSE	19	9
NET INCOME	161	83
NET INCOME ATTRIBUTABLE TO PREFERRED DISTRIBUTIONS	—	(2)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(97)	(47)
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$64	$34

Earnings per common unit attributable to NextEra Energy Partners, LP - basic	$0.86	$0.53
Earnings per common unit attributable to NextEra Energy Partners, LP - assuming dilution(a)	$0.85	$0.50
Weighted-average number of common units outstanding – basic	74.7	62.9
Weighted-average number of common units outstanding – assuming dilution	75.9	75.8
__________________________
(a)    Adjusted for impact of dilutive securities
NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended December 31,
	2020	2019
Net income	$161	$83
Add back:
Depreciation and amortization	71	67
Interest expense	(111)	(33)
Income taxes	19	9
Tax credits	132	120
Amortization of intangible assets - PPAs	26	26
Noncontrolling interests in Silver State and NET Mexico	(8)	(8)
Equity in earnings of non-economic ownership interests	(4)	(6)
Depreciation and interest expense included within equity in earnings of equity method investees	24	18
Other	(2)	4
Adjusted EBITDA	$308	$280
Tax credits	(132)	(120)
Other - net	(3)	(2)
Cash available for distribution before debt service payments	$173	$158
Cash interest paid	(33)	(24)
Debt repayment principal(a)	(34)	(36)
Cash available for distribution	$106	$98
__________________________
(a)    Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Years Ended December 31,
	2020	2019
OPERATING REVENUES
Renewable energy sales	$703	$645
Texas pipelines service revenues	214	210
Total operating revenues	917	855
OPERATING EXPENSES
Operations and maintenance	363	336
Depreciation and amortization	271	259
Taxes other than income taxes and other	30	27
Total operating expenses - net	664	622
OPERATING INCOME	253	233
OTHER INCOME (DEDUCTIONS)
Interest expense	(620)	(702)
Equity in earnings of equity method investees	108	38
Equity in losses of non-economic ownership interests	(3)	(4)
Other - net	5	5
Total other deductions - net	(510)	(663)
LOSS BEFORE INCOME TAXES	(257)	(430)
INCOME TAX BENEFIT	(19)	(26)
NET LOSS	(238)	(404)
NET INCOME ATTRIBUTABLE TO PREFERRED DISTRIBUTIONS	(5)	(17)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	188	333
NET LOSS ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$(55)	$(88)

Loss per common unit attributable to NextEra Energy Partners, LP - basic	$(0.81)	$(1.51)
Loss per common unit attributable to NextEra Energy Partners, LP - assuming dilution	$(0.81)	$(1.51)
Weighted-average number of common units outstanding – basic	68.4	58.8
Weighted-average number of common units outstanding – assuming dilution	68.4	58.8

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Loss to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Years Ended December 31,
	2020	2019
Net loss	$(238)	$(404)
Add back:
Depreciation and amortization	271	259
Interest expense	620	702
Income taxes	(19)	(26)
Tax credits	483	465
Amortization of intangible assets - PPAs	103	72
Noncontrolling interests in Silver State and NET Mexico	(55)	(40)
Equity in losses of non-economic ownership interests	3	4
Depreciation and interest expense included within equity in earnings of equity method investees	92	65
Other	3	7
Adjusted EBITDA	$1,263	$1,104
Tax credits	(483)	(465)
Other - net	(8)	(5)
Cash available for distribution before debt service payments	$772	$634
Cash interest paid	(186)	(165)
Debt repayment principal(a)	(16)	(61)
Cash available for distribution	$570	$408
__________________________
(a)    Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$108	$128
Accounts receivable	83	79
Other receivables	155	173
Due from related parties	28	17
Inventory	24	20
Other	16	16
Total current assets	414	433
Other assets:
Property, plant and equipment - net	7,163	6,970
Intangible assets – PPAs - net	1,572	1,655
Intangible assets – customer relationships - net	610	627
Goodwill	609	609
Investments in equity method investees	1,814	1,653
Deferred income taxes	249	172
Other	131	137
Total other assets	12,148	11,823
TOTAL ASSETS	$12,562	$12,256
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$143	$122
Due to related parties	66	58
Current portion of long-term debt	12	12
Accrued interest	25	40
Derivatives	20	1
Accrued property taxes	22	21
Other	62	47
Total current liabilities	350	301
Other liabilities and deferred credits:
Long-term debt	3,376	4,132
Asset retirement obligation	144	139
Derivatives	782	417
Non-current due to related party	33	34
Other	170	167
Total other liabilities and deferred credits	4,505	4,889
TOTAL LIABILITIES	4,855	5,190
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred units (0.0 and 4.7 units issued and outstanding, respectively)	—	183
Common units (75.9 and 65.5 units issued and outstanding, respectively)	2,362	2,008
Accumulated other comprehensive loss	(8)	(8)
Noncontrolling interests	5,353	4,883
TOTAL EQUITY	7,707	7,066
TOTAL LIABILITIES AND EQUITY	$12,562	$12,256

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Years Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(238)	$(404)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	271	259
Intangible amortization - PPAs	103	72
Change in value of derivative contracts	384	323
Deferred income taxes	(26)	(26)
Equity in earnings of equity method investees, net of distributions received	85	(23)
Equity in losses (earnings) of non-economic ownership interests	3	4
Costs related to retirement of debt - net	67	153
Other - net	15	12
Changes in operating assets and liabilities:
Other current assets	6	(17)
Other noncurrent assets	(4)	(1)
Other current liabilities	(1)	(6)
Net cash provided by operating activities	665	346
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of membership interests in subsidiaries - net	(378)	(2,322)
Capital expenditures and other investments	(334)	(93)
Payments from related parties under CSCS agreement - net	2	54
Distributions from equity method investee	8	—
Other	21	12
Net cash used in investing activities	(681)	(2,349)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units - net	2	2
Issuances of long-term debt	705	3,380
Retirements of long-term debt	(1,166)	(2,792)
Debt issuance costs	(11)	(48)
Capped call settlement	30	—
Capped call transaction including fees	(63)	—
Partner contributions	9	14
Partner distributions	(442)	(362)
Preferred unit distributions	(7)	(21)
Proceeds on sale of Class B noncontrolling interests - net	750	1,788
Payments to Class B noncontrolling interests investors	(45)	(23)
Proceeds on sale of differential membership interests	179	—
Proceeds from differential membership investors	94	66
Payments to differential membership investors	(30)	(30)
Change in amounts due to related parties	(3)	(5)
Other	(6)	—
Net cash provided by (used in) financing activities	(4)	1,969
NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(20)	(34)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - BEGINNING OF YEAR	132	166
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - END OF YEAR	$112	$132